                                                                     Exhibit 4.2

         THIS SECURITY CERTIFICATE IS A GLOBAL SECURITY CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                K N ENERGY, INC.

                8.25% PREMIUM EQUITY PARTICIPATING SECURITY UNITS

                        (STATED AMOUNT $43 PER SECURITY)

No. G-1                                                      CUSIP No. 482620507

                          10,706,000 Coupon Securities


         This Security Certificate certifies that Cede & Co. is the registered Holder of the number of Securities set forth above. Each Security represents ownership by the Holder of 5.875% United States Treasury Notes due November 30, 2001 (CUSIP No. 9128272C5) that are held through the Treasury/Reserve Automated Debt Entry System ("TREASURY NOTES"), or security entitlements in respect thereof (together with Treasury Notes, "TREASURY SECURITIES"), with a principal amount equal to the Stated Amount, subject to the Pledge of such Treasury Securities by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder under one Purchase Contract with K N Energy, Inc., a Kansas corporation (the "COMPANY"). The Treasury Securities represented by this Security Certificate were acquired by the Underwriters at the direction of the Company for the benefit of the Holder hereof and are being conveyed to the Holder of this Security Certificate (or such Holder's predecessor-in-interest) and pledged pursuant to the Pledge Agreement simultaneously therewith.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Security evidenced hereby are pledged to the Collateral Agent to secure the obligation of the Holder under the Purchase Contract comprising a portion of such Security.

         The Pledge Agreement provides that all payments of principal of, or interest on, any Treasury Notes corresponding to Treasury Securities comprising a portion of the Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds no later than 12:00 noon, New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 11:30 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:00 a.m., New York City time, on the next succeeding Business Day) (i) in the case of interest payments and any principal payments with respect to any Treasury Notes corresponding to Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by it for such purpose and (ii) in the case of principal payments on any Treasury Notes corresponding to Pledged Treasury Securities (as defined in the Pledge Agreement), at the direction of the Agent on behalf of the Holders, to the Company, in full satisfaction of the respective obligations of the Holders of the Securities of which such Pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Securities. Interest on any Treasury Note corresponding to any Treasury Security forming part of a Security evidenced hereby that is paid on any May 31 or November 30, commencing May 31, 1999 (a "PAYMENT DATE"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date next preceding such Payment Date; provided, that on the first Payment Date, the Agent shall remit to the Persons in whose names such Security Certificates are registered on the Record Date with respect thereto, in addition to interest on the Treasury Notes paid on such Payment Date, interest payable with respect to the Treasury Notes for the period from the date of initial issuance of the Securities until November 29, 1998. Interest payable with respect to the Treasury Notes that accrued prior to the date of initial issuance of the Securities, and that is payable on the first interest payment date with respect to the Treasury Notes following the date of initial issuance of the Securities shall be remitted by the

Agent to Morgan Stanley & Co. Incorporated for the account of the Underwriters by 2:00 p.m. New York City time on the date of receipt by the Agent.

         Prior to November 15, 2001, the Holder of this Security Certificate shall have the right to substitute Zero-Coupon Treasury Securities for the Treasury Securities forming a part of the Securities evidenced hereby, thereby forming Zero-Coupon Securities, in the manner set forth in the Purchase Contract Agreement and the Pledge Agreement.

         Each Purchase Contract evidenced hereby obligates the Holder of this Security Certificate to purchase, and the Company to sell, on November 30, 2001 (the "FINAL SETTLEMENT DATE"), at a price equal to the Stated Amount, a number of shares of common stock, par value $5.00 per share ("COMMON STOCK"), of the Company, equal to the Settlement Rate, unless on or prior to the Final Settlement Date there shall have occurred a Termination Event or Early Settlement with respect to the Security of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement referred to on the reverse hereof and more fully described on the reverse hereof. The purchase price for the Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Final Settlement Date by application of payment received in respect of the principal of the Treasury Securities pledged to secure the obligations under such Purchase Contract of the Holder of the Security of which such Purchase Contract is a part.

         The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Security evidenced hereby, an amount (the "CONTRACT FEES") equal to 2.375% per annum of the Stated Amount, computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Fee shall be payable to the Person in whose name this Security Certificate (or a Predecessor Security Certificate) is registered at the close of business on the Record Date immediately preceding such Payment Date.

         Interest on the Treasury Notes and the Contract Fees shall be payable at the office or agency of the Agent in The City of New York or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on Security Register.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Security Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
                                         K N ENERGY, INC.


                                         By:   _________________________
                                               Name:
                                               Title:

      Attested by:


                                         HOLDER  SPECIFIED  ABOVE (as to
                                         obligations of such Holder under the
                                         Purchase Contracts evidenced hereby)

                                         By:   U.S. BANK TRUST NATIONAL
                                               ASSOCIATION, not individually
                                               but solely as Attorney-in-Fact of
                                               such Holder


                                         By: _________________________
                                               Authorized Signatory



      Dated:

                     (Form of Certificate of Authentication)

            This is one of the Security Certificates referred to in the within mentioned Purchase Contract Agreement.

      U.S. BANK TRUST NATIONAL ASSOCIATION,
        as Agent


By:    ___________________________
        Authorized Signatory

                       [REVERSE OF SECURITY CERTIFICATE]

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of November 25, 1998 (the "PURCHASE CONTRACT AGREEMENT"), between the Company and U.S. Bank Trust National Association, as Purchase Contract Agent (herein called the "AGENT"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Security Certificates are, and are to be, executed and delivered.

         Each Purchase Contract evidenced hereby shall obligate the Holder of this Security Certificate to purchase, and the Company to sell, on the Final Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Final Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "SETTLEMENT RATE" is equal to (a) if the Applicable Market Value (as defined below) is greater than $51.60 (the "THRESHOLD APPRECIATION PRICE"),
 .8333 of a share of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than or equal to the Threshold Appreciation Price but is greater than the Stated Amount, a fractional share of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value (rounded upward or downward to the nearest 1/10,000th of a share) and (c) if the Applicable Market Value is less than or equal to the Stated Amount, one share of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock shall be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         The "APPLICABLE MARKET VALUE" means the average of the Closing Prices per share of Common Stock on each of the twenty consecutive Trading Days ending on the second Trading Day immediately preceding the Final Settlement Date. The "CLOSING PRICE" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed or, if the Common Stock is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq Stock Market or, if such price of the Common Stock is not so reported, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "TRADING DAY" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         The purchase price for the shares of Common Stock purchased pursuant to each Purchase Contract shall be paid by application of payments received by the Company on the Final Settlement Date from the Collateral Agent at the direction of the Agent on behalf of the Holders pursuant to the Pledge Agreement in respect of the principal of the Treasury Securities pledged to secure the obligations of the relevant Holder under such Purchase Contract.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the shares of Common Stock to be purchased thereunder in the manner set forth herein and in the Purchase Contract Agreement.

         Subject to the next succeeding paragraph and the provisions of the Purchase Contract Agreement, the Company shall pay, on each Payment Date, the Contract Fee payable in respect of each Purchase Contract to the Person in whose name the Security Certificate (or one or more Predecessor Security Certificates) evidencing the Security of which such Purchase Contract is a part and is registered at the close of business on the Record Date immediately preceding such Payment Date.

         The Company shall have the right, at any time prior to the Final Settlement Date, to defer the payment of any or all of the Contract Fees otherwise payable on any Payment Date (on a pro rata basis among all Outstanding Securities), but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred and the period of deferment) as provided in the Purchase Contract Agreement. Any Contract Fees so deferred shall bear additional Contract Fees thereon at the rate of 8.25% per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Fees, together with the additional Contract Fees accrued thereon, are referred to herein as the "DEFERRED CONTRACT FEES"). Deferred Contract Fees shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Fees may be deferred to a date that is after the Final Settlement Date.

         In the event that the Company elects to defer the payment of Contract Fees on Purchase Contracts until the Final Settlement Date, the Holder of this Security Certificate shall receive on the Final Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to the Holder of this Security Certificate divided by (y) the Applicable Market Value. No fractional shares of Common Stock shall be issued with respect to the payment of Deferred Contract Fees on the Final Settlement Date, as provided in the Purchase Contract Agreement.

         In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than purchases or acquisitions of Common Stock in connection with the satisfaction by the Company or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of capital stock for another class or series of the Company's capital stock, the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the Company's capital stock or the security being converted or exchanged for the Company's capital stock), dividends or distributions in the form of shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or any declaration of a dividend in connection with the implementation of extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto)), shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Contract Fees and (c) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Contract Fees.

         The Purchase Contracts and the obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Fee or any Deferred Contract Fees, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Final Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event more than two Business Days thereafter give written notice to the Agent, the Collateral Agent and the Holders. Upon and after the occurrence of a

Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement. The Securities shall thereafter represent the right to receive the Treasury Securities forming a part of such Securities in accordance with the provisions of the Purchase Contract Agreement and the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, any Purchase Contracts underlying Securities may be settled early in whole multiples of 1,000 Securities ("EARLY SETTLEMENT") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Security Certificate, the Holder of this Security Certificate shall deliver this Security Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds in an amount (the "EARLY SETTLEMENT AMOUNT") equal to the product of the Stated Amount times the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date immediately preceding any Payment Date to the opening of business of such Payment Date, an amount equal to the sum of (x) the Contract Fees and Deferred Contract Fees, if any, payable on such Payment Date with respect to such Purchase Contracts plus (y) the interest with respect to the related Treasury Notes payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Security as to which Early Settlement is effected equal to the Early Settlement Rate; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder thereof shall forfeit the right to receive accrued Contract Fees and any Deferred Contract Fees on such Purchase Contracts. The "EARLY SETTLEMENT RATE" shall initially be equal to .8333 and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         The Security Certificates are issuable only in registered form and only in denominations of a single Security and any integral multiple thereof. The transfer of any Security Certificates shall be registered and Security Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. For so long as the Purchase Contract underlying a Security remains in effect, such Security shall not be separable into its constituent parts (provided that the Holder shall have the right to effect a Collateral Substitution), and the rights and obligations of the Holder of such Security in respect of the Treasury Securities and Purchase Contract constituting such Security may be transferred and exchanged only as a Security.

         Upon registration of transfer of this Security Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) under the terms of the Purchase Contract Agreement, the Purchase Contracts evidenced hereby and the Pledge Agreement, and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Security Certificate. The Company covenants and agrees, and the Holder, by such Holder's acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Security Certificate, by such Holder's acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Securities evidenced hereby on such Holder's behalf as such Holder's attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or such Holder's trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under the Purchase Contracts forming a part of the Securities evidenced hereby, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on such Holder's behalf as such Holder's attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Security Certificate pursuant to the Pledge Agreement. The Holder, by such Holder's acceptance hereof, further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect of principal of the Treasury Securities on the Final Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of at least 66 2/3% in Stated Amount of the Outstanding Securities.

         All terms used herein that are defined in the Purchase Contract Agreement have the meanings set forth therein.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

         The Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name this Security Certificate is registered as the owner of the Securities evidenced hereby for the purpose of receiving payments of interest on the Treasury Notes, receiving payments of Contract Fees and any Deferred Contract Fees, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not the payment of interest on the Treasury Notes or any Contract Fee payable in respect of the Purchase Contracts constituting a part of the Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

         A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                            SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Final Settlement Date of the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.

Dated:

                                             Signature

If shares are to be registered in
the name of and delivered to a Person
other than the Holder, please print             REGISTERED HOLDER
such Person's name and address:
                                             Please print name and
                                             address of Registered
                                             Holder:

Name                                         Name


Address                                      Address



Social Security or other Taxpayer
Identification Number, if any

                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Securities evidenced by this Security Certificate specified below. The option to effect Early Settlement may be exercised only with respect to whole multiples of 1,000 Securities. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Security Certificate representing any Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. Treasury Securities deliverable upon such Early Settlement shall be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.

Dated:

                                              Signature

         Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:


If shares or Security Certificates are to     REGISTERED HOLDER
be registered in the name of and
delivered to and Treasury Securities
are to be transferred to a Person other
than the Holder, please print such
Person's name and address:
                                              Please print name and
                                              address of Registered
                                              Holder:

Name                                          Name


Address                                       Address



Social Security or other Taxpayer
Identification Number, if any


         Transfer Instructions for Treasury Securities transferable upon Early
Settlement:

                       ELECTION TO SUBSTITUTE COLLATERAL

         The undersigned Holder of this Security Certificate hereby irrevocably exercises the option to effect Collateral Substitution in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement with respect to the number of Securities evidenced by this Security Certificate specified below. The option to effect Collateral Substitution may be exercised only with respect to whole multiples of 1,000 Securities. The undersigned Holder hereby represents and warrants to the Company and the Agent that the undersigned Holder has deposited with the Collateral Agent Zero-Coupon Treasury Securities having an aggregate principal amount equal to the aggregate Stated Amount of the Securities evidenced hereby with respect to which Collateral Settlement is being elected, in the manner provided in the Pledge Agreement. The undersigned Holder directs that a Security Certificate for Zero-Coupon Securities deliverable upon such Collateral Substitution be registered in the name of, and delivered, together with any Security Certificate representing any Securities evidenced hereby as to which Collateral Substitution is not effected, to, the undersigned at the address indicated below, unless a different name and address have been indicated below. Coupon Treasury Securities deliverable upon such Collateral substitution shall be transferred in accordance with the transfer instructions set forth below. If Zero-Coupon Securities are to be registered in the name of a Person other than the undersigned, the undersigned shall pay any transfer tax payable incident thereto.

Dated:

                                              Signature

         Number of Securities evidenced hereby as to which Collateral Substitution is being elected:


If Security Certificates are to be           REGISTERED HOLDER
registered in the name of and
delivered to and Treasury Securities
are to be transferred to a Person
other than the Holder, please print
such Person's name and address:
                                             Please print name and
                                             address of Registered
                                             Holder:

Name                                         Name


Address                                      Address



Social Security or other Taxpayer
Identification Number, if any


         Transfer Instructions for Treasury Securities transferable upon Collateral Substitution: